Exhibit 10.6

AMENDMENT DATED AS OF AUGUST 17, 2007 TO THE
AMERIPATH GROUP HOLDINGS, INC. 2006 STOCK OPTION AND RESTRICTED
STOCK PURCHASE PLAN (THE “PLAN”)

WHEREAS, on May 31, 2007, AmeriPath Group Holdings, Inc. (“AmeriPath”) became a wholly-owned subsidiary of Quest Diagnostics Incorporated (“Quest Diagnostics”) through a merger (the “Merger”) of a wholly-owned subsidiary of Quest Diagnostics into AmeriPath.

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of April 15, 2007 (the “Merger Agreement”) among Quest Diagnostics, Ace Acquisition Corporation and AmeriPath, on May 31, 2007, each option to purchase shares of AmeriPath granted under the Plan that was vested as of the closing (a “Vested Stock Option”) was cashed out based on the intrinsic value of the vested options. The cash payment was equal to (1) $6.67 (the difference between the transaction value of $10.17 per share minus the exercise price of such Vested Option of $3.50) multiplied by (2) the number of shares of AmeriPath covered by such Vested Stock Option, less (3) any applicable withholding taxes.

WHEREAS, under the Merger Agreement, each option to purchase shares granted under the Plan that was not vested as of the closing was converted into a non-qualified option to purchase Quest Diagnostics Common Stock pursuant to a formula intended to preserve the intrinsic value of such option. Under the conversion formula, each unvested option to acquire one share of AmeriPath was converted into a non-qualified option to acquire 0.2092 of a share of Quest Diagnostics Common Stock, with the exercise price being adjusted by dividing the previous AmeriPath exercise price ($3.50) by 0.2092, resulting in an exercise price of $16.73.

WHEREAS, the Corporation desires to approve an amendment to the Plan to provide that each option outstanding under the Plan as of June 1, 2007 shall vest on a change of control (as defined below), which amendment was approved on August 17, 2007 by the Compensation Committee of the Board of Directors of Quest Diagnostics.

NOW, THEREFORE, the Plan is amended by the addition of the following Section 6.3 effective as of June 1, 2007:

6.3 VESTING ON A CHANGE OF CONTROL. Each option outstanding on June 1, 2007 will vest on a change of control provided that the option holder is employed by Quest Diagnostics on the date of the change of control. In all other respects, each option outstanding under the Plan on June 1, 2007 remains subject to the same terms and conditions as were contained in the Plan as in effect on May 31, 2007 and the stock option agreement evidencing the option. The term “change of control” shall mean and shall be deemed to occur if and when:

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(i)      Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of Quest Diagnostics representing 40% or more of the combined voting power of Quest Diagnostics’ then outstanding securities; or

(ii)     The individuals who, as of June 1, 2007, constituted Quest Diagnostics’ Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation A promulgated under the Exchange Act)), becoming a director subsequent to June 1, 2007, whose election, or nomination for election by the stockholders of Quest Diagnostics, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or

(iii)     Shareholders of Quest Diagnostics approve an agreement providing for (a) a transaction in which Quest Diagnostics will cease to be an independent publicly owned corporation, or (b) the sale or other disposition of all or substantially all of Quest Diagnostics’ assets, or (c) a plan of partial or complete liquidation of Quest Diagnostics.